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                                                                     EXHIBIT 5.1



                   [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                               November 6, 2000

Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA 98104-2040

        RE:    REGISTRATION STATEMENT ON FORM S-4


Ladies and Gentlemen:

        We have acted as counsel to Corixa Corporation (the "Company") in connection with the registration of 20,977,967 shares of the Company's common stock (the "Shares"), par value $.001 per share, with the Securities and Exchange Commission on a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to the Shares. The Shares will be issued by the Company in connection with the merger of Clearwater Acquisitions Corporation ("Clearwater"), a Delaware corporation and a wholly owned subsidiary of the Company, with and into Coulter Pharmaceutical, Inc. ("Coulter"), a Delaware corporation, pursuant to the Agreement and Plan of Merger dated October 15, 2000 among the Company, Clearwater and Coulter (the "Merger Agreement").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of delivering this opinion. Based on the foregoing, we are of the opinion that upon (i) the effectiveness of the Registration Statement and any amendments thereto and (ii) due action by the stockholders authorizing the issuance of the Shares, that the Shares contemplated by the Registration Statement when delivered in exchange for shares of Coulter common stock and pursuant to the Merger Agreement will be duly authorized and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,

                                     /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP